UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 2, 2025

Verastem, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35403	27-3269467
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

117 Kendrick Street, Suite 500, Needham, MA	02494
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 292-4200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	VSTM	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

On June 2, 2025, the Company issued a press release announcing updated safety and efficacy data from the GFH375 (known as VS-7375 in the U.S.) (“VS-7375”) Phase 1 study in patients with advanced KRAS G12D mutant solid tumors conducted in China by Verastem Inc.’s (the “Company” or “Verastem”) partner, GenFleet Therapeutics (“GenFleet”). The data was accepted for a rapid oral presentation by GenFleet at the 2025 American Society of Clinical Oncology (“ASCO”) Annual Meeting on June 2, 2025. The Company plans to discuss the updated results of VS-7375 at an investor research and development event on June 2, 2025.

A copy of this press release is furnished hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01 Other Events

Recent Developments

Updated Data from VS-7375 Phase 1 Study in Advanced KRAS G12D Mutant Solid Tumors

GenFleet reported that 62 patients were enrolled in the Phase 1 portion of the study in China, receiving oral doses ranging from 100 to 900 mg daily. In the study, 98% of patients had metastatic disease, and 75% had received ≥2 prior lines of therapy. As of the data cutoff of May 16, 2025, 23 efficacy-evaluable patients with pancreatic ductal adenocarcinoma and 12 efficacy-evaluable patients with non-small cell lung cancer, who received daily dosages of 400 or 600 mg and had at least one post-treatment tumor assessment, achieved an overall response rate (“ORR”) of 52% and a disease control rate (“DCR”) of 100%, and an ORR of 42% and a DCR of 83%, respectively. As of the cutoff date of March 31, 2025, GenFleet reported that there were no dose-limiting toxicities (DLTs) observed across all dose levels (100-900 mg QD), and the treatment-related adverse events (“TRAEs”) were mostly Grade 1/2. The most common TRAEs occurring in at least 20% of patients were diarrhea, nausea, vomiting, and anemia. TRAEs ≥ Grade 3 consisted mainly of decreased neutrophil count (8%) and diarrhea (5%). No TRAE-related deaths were reported.

A Phase 1/2a study will be conducted in the U.S., with the potential to expand globally, and will evaluate the safety and efficacy of VS-7375 in patients with advanced KRAS G12D mutant solid tumors. The starting dose for the U.S. Phase 1 study of 400 mg is based on the dose identified in the initial data from the GenFleet study to accelerate the trial’s progress. Verastem plans to dose escalate across levels where responses were observed in GenFleet’s study and will assess in the Phase 2a portion the efficacy and safety of VS-7375, both as monotherapy and in combination, in patients with advanced solid tumors, such as pancreatic, colorectal, and non-small cell lung cancers.

Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements about, among other things, the Company’s programs and product candidates, strategy, future plans and prospects, the potential clinical value of various of its clinical trials, including the VS-7375 trial, the timing of commencing and completing trials, including topline data reports, interactions with regulators, the potential for and timing of commercialization of product candidates and the potential market opportunities of the Company’s drug candidates. The words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "predict," "project," "target," "potential," "will," "would," "could," "should," "continue," "can," "promising" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release, dated June 2, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERASTEM, INC.

Dated: June 2, 2025	By:	/s/ Daniel W. Paterson
Daniel W. Paterson
Chief Executive Officer